Exhibit 10.1

                              ENGAGEMENT AGREEMENT

THIS AGREEMENT is made this 5th day of May, 2005 between Millenium Holding Group, Inc., 12 Winding Road, Henderson, Nevada, 89052, hereinafter known as "Client" and Warren R. White 34 Ronald St., Deltona, FL 32738 and Curt Newcom, 4021 Brentwood Dr., Owensboro, KY 42301, hereinafter known as "Advisors".

WHEREAS, Client desires to retain Advisors under the terms and conditions set forth herein to provide various advisory services to Client and Advisors desires to provide those services to Client.

NOW THEREFORE, in consideration of the mutual terms and conditions contained herein, the parties hereto agree as follows:

1. Advisory Services to be Provided

Client hereby retains Advisors to consult with and advise Client regarding its business, business plan and contemplated business operations and, in particular, to provide those services set forth on the attached EXHIBIT A. Advisors shall advise the Client using its best efforts and shall assist the Client in preparing any materials that may be required in conjunction with any services provided.

Advisors have the right to refuse to perform any other services for Client other than those specifically set forth herein.

Advisors may, at the Advisors' own expense, employ such assistants as Advisors deem necessary to perform the services required of Advisors by this Agreement. Advisors assume full and sole responsibility for the payment of all compensation and expenses of these assistants and for all state and federal withholding taxes which may be applicable.

Advisors shall perform the services required by this Agreement at any place or location, and at such times, as Advisors shall determine. Advisors will supply all equipment and supplies required to perform the services under this Agreement. Advisors are not obliged to purchase or rent any equipment, supplies or services from the Client.

2. Independent Contractor Status of Advisors

It is the express intention of the parties that in providing its services to the Client hereunder, Advisors are acting as independent contractors and not as employees, agents, joint venture partners of the Client. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Advisors or any employee or agent of Advisors. This Agreement is not exclusive. Advisors shall retain the right to perform services for other clients during the term of this Agreement. Advisors have no authority to bind or speak for the Client except as may be specifically requested and authorized in writing by the Client.

Because Advisors are not employees of Client, Advisors shall be responsible for and shall fully discharge all federal, state and local taxes that may be due with respect to any payments made by Client to Advisors hereunder. Client will
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not  withhold  any taxes or  unemployment  or  worker's  compensation  insurance contributions from Advisors' payments. All American clients shall be responsible for preparing and filing Form 1099 and other documents required by US Federal or State tax agencies as a consequence of payments made to Advisors.

3. Compensation to be paid to Advisors

In consideration of the services performed by Advisors as shown in EXHIBIT A, the Client agrees to pay Advisors the fees and payments specified in EXHIBIT B.

4. Indemnification By Advisors

Advisors shall indemnify and hold the Client harmless against any and all liability imposed or claimed, including attorney's fees and other legal expenses, arising directly or indirectly from any act or failure of Advisors and Advisors' assistants, employees or person or damage to any property.

5. Cooperation to be Provided by Client

The Client agrees to comply with all reasonable requests of Advisors (and provide access to all related and respected documents) necessary for the performance of Advisors' duties under this Agreement. Accordingly, the Client agrees, at its expense, to furnish any authentication, information, documents, certificates, evidence, title insurance, plans and specifications, financial statements, projections, appraisals, mortgage insurance, or any other information that Advisors, or any financing source located by Advisors may require in connection with this Agreement or the services contemplated hereby. The Client understands that without full cooperation of the Client, its agents and or assigns, Client will prevent Advisors from performing in full accordance with this Agreement.

6. Advisors' Reliance Upon Information Provided by Client

The Client affirms that all assertions, statements and representations to be made or furnished to Advisors hereunder will be true and will be made with intent and purpose of influencing Advisors to act in accordance with the terms of this Agreement and to induce financing sources located by Advisors to provide financing to the Client. It is further understood that Advisors are under no obligation to verify any matter submitted to Advisors by the Client, and the truth or veracity of any such matter submitted by Advisors to prospective financing sources shall be the sole responsibility of the Client. The Client also agrees to hold Advisors, its officers, directors, employees and agents harmless from and against any, every and all claims which may hereinafter be made or asserted against Advisors, its officers, directors, employees or agents arising out of or resulting from any misrepresentations or omissions of facts by the Client, its agents or assigns to Advisors or whomsoever. The Client also agrees to promptly reimburse Advisors for all expenses incurred by Advisors as the result or any false, incomplete or misleading information provided by the Client or its agent to Advisors hereunder.

7. Conflicts and Confidentiality

It is understood that this Agreement is not exclusive and that Advisors provide similar services to other clients. It is agreed, however, that Advisors shall not provide similar services to any other client that can reasonably be viewed as conflicting in a direct and material way with Advisors' obligations to the Client.

Advisors agree that it shall treat any and all information received from Client as confidential and shall not release such information nor communicate it to any third party without the prior permission of Client. Client also agrees to treat the relationship with Advisors and this Agreement as confidential and not to disclose it to any third party without the prior permission of Advisors unless such disclosure is required to be made pursuant to the regulations of a government agency or a Court of Law.

8. Confidential Information of Advisors

The Client hereby agrees and acknowledges that Advisors' sources and contracts are the foundation of Advisors' financial services. The Client fully agrees not to discuss or disclose the identity of any of Advisors' sources to any person and agrees not to communicate with those sources for any reason whatsoever, without Advisors' prior agreement. Furthermore, the Client agrees that its employees, agents or Advisors will not deal with any sources or agents introduced to Client by Advisors without using Advisors as their intermediary.

In addition, the Client agrees to contact or transact business with sources referred to Client by Advisors only with the prior knowledge and consent of Advisors. This provision shall apply for each and every such contract or transaction within a period of three (3) years from the date hereof, unless released by Advisors. The Client shall make this Agreement a part of any request submitted as a result of Advisors' advice and referral. Any such resultant services shall not be consummated unless and until the fee to be paid to Advisors are allocated for payment to Advisors.

9. Equitable Relief

Because Advisors do not have an adequate remedy at law to protect its interest in its confidential information as described in Sections 8 and 9, including but not limited to, lists of sources of funds or clients, trade secrets, privileged, proprietary or confidential information and similar commercial assets, Advisors shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of this Agreement, be available to Advisors. In the event of such a breach, in addition to any other remedies, Advisors shall be entitled to receive from Client payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing and such provision.

10. Term

This Agreement will continue in effect until 5 November, 2005, unless earlier terminated in accordance with the provisions of Section 12 of this Agreement. Sections 3, 4, 8 and 9 shall survive the termination of this Agreement. This Agreement is renewable upon the agreement of both parties.

11. Termination

This Agreement shall terminate automatically on the occurrence of any of the following events;

bankruptcy or insolvency of either party; sale of the business of either party; or death of either party.

Should either party breach any of the material provisions of this Agreement, which breach shall not be cured within ten days after notice of that breach given by the other party, the non-breaching party may terminate this Agreement by giving written notification of termination to the breaching party.

Should Client fail to pay Advisors all or any part of the compensation set forth in Section 3 of this Agreement on the date due, Advisors, at the Advisors' option, may terminate this Agreement if the failure is not remedied by Client within 10 days from the payment due date.

12. Standard Terms, Conditions and Exhibits

The Parties agree that EXHIBIT C attached hereto on Standard Terms and Conditions are deemed part of this Agreement for all purposes as though fully set forth herein. Further, the Parties agree and acknowledge that any other Exhibits or Schedules that are made a part of this Agreement or provided in connections with this Agreement are deemed to be a part of this Agreement for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


Company: Millenium Holding Group, Inc.



By: Richard L. Ham
    President

Its Address:

    12 Winding Road
    Henderson, Nevada 89052
    Ph: 702.492.7721
    Fax: 702.492.7728


Warren R. White

His Address:

  3346 Ronald St.
  Deltona, FL 32738
  386-216-5248

Curt Newcom

His Address:

  4031 Brentwood Dr.
  Owensboro, KY 42301

EXHIBIT A

Initial Specific Services to be Provided by Advisors (indicated by "X"):

[X] 1. Financing Advisory Services

Advisors will provide financial advisory services to structure financing for Millenium Holding Group, Inc. These services will include: document preparation, including revision of any existing/in use private placement documents (if necessary); providing support in due diligence preparation and disclosure; targeting, conferencing with and introduction of underwriter(s) and negotiation of terms of engagement for financing; and other related services Advisors determines are necessary to effect a successful transaction.

[X] 2. Mergers and Acquisitions Advisory Services

Advisors will conduct comprehensive search for join venture, merger, or acquisition targets or prospective buyers for liquidation of specific businesses of Millenium Holding Group, Inc. These services will include: identification of acquisition criteria and a preliminary review target companies or prospective buyers; advising client with regard to most suitable targets and/or buyers; pursuit of selected candidates to determine probability and type of transaction that may be concluded; conduct negotiations to conclusion; and other related services Advisors determines are necessary to effect a successful transaction.

EXHIBIT B

Engagement Fees:

All engagement fees will be paid to Warren R. White and Curt Newcom.for services to be rendered, as specified in EXHIBIT A.

Financing and Mergers and Acquisitions

For financing and merger and acquisition services, Client shall issue 15,000 SHARES OF MILLENIUM HOLDING GROUP, Inc. 144 (Restricted) stock per month for the term of this 6-month agreement. In the event that either party elects to terminate the agreement, no additional stock shall be considered payable after that date. Shares due will be prorated to that date, however, and therefore this agreement may require a final monthly payment, which would be less than 15,000 shares.

Advisors require that Client issue the restricted stock on a monthly basis for these services, with allowances that the Client may require up to 20 days after each monthly due date to deliver the stock. The first due date will be the same date this Agreement is signed.

The total cost of services checked off in EXHIBIT A are payable as follows:

Success Fees:

1. In lieu of ENGAGEMENT FEES normally charged for services involving raising capital, acquiring companies or assets, merging with other businesses, selling businesses or similar transactions, the client shall reward Warren White and Curt Newcom the following:

a. 3% finder's fee on any capital raised; and a possible continuation through renewal of this consulting agreement. The total value of cash and stock paid for identifying a source which provides funds for Millenium Holdings, Inc., will not to exceed $60,000. The calculation to determine the value of the stock will be made by adding the total number of shares paid through any date, and multiplying by the closing price for the previous 10 trading days.

b. 3% cash or 144 restricted stock (or prior agreement on another form of payment) on any acquisitions negotiated and closed with any company, or entity, or assets identified and introduced to Millenium Holdings, Inc. by Warren White or Curt Newcom. The 3% fee will be based on the perceived value of the transaction as agreed by the undersigned parties prior to closing. In addition, this Agreement will be renewed until a total value of at least $60,000 is paid, as calculated in paragraph 1a.

Advisors are not restricted to success fees in only one of 1a and 1b above. They are eligible for separate success fees in each area of activity defined.

EXHIBIT C

Standard Terms and Conditions

Time. Time is of the essence in this Agreement and the transactions contemplated by it.

Good faith and fair dealing. The parties agree this Agreement imposes an implied duty of good faith and fair dealing on all the respective obligations of the Parties.

Headings. The headings of Articles and paragraphs contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

Modification and Waiver. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

Counterparts & Facsimile. This Agreement and Exhibit may be executed simultaneously in one or more counter-parts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and their respective heirs, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons not a party to this Agreement, nor shall any provision give any such third persons any right of subrogation or action over against any party to this Agreement.

Assignment. The Parties shall not assign or transfer their respective obligations under this Agreement. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors and permitted assigns, and any of their respective companies, subsidiaries, entities, agents, associates, partners, directors, officers, employees, and representatives.

Severability. To the extent any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

Attorneys' Fees. If legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation, in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred, including expert witness fees, in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada without regard to its principles of conflicts of laws.

Force Majeure. No party to this Agreement shall be responsible to the other party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of

God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such party.

Authority. Both Parties acknowledge that by execution of this Agreement they have the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than the Parties are necessary in connection with this Agreement. The execution and delivery of this Agreement has been individually consented to in writing by all the disclosed individuals of each Party.

No Conflict with Prior Agreements. Both Parties acknowledge, warrant and agree that the execution of this Agreement, the consummation of the transactions contemplated herein, and compliance with the terms of this Agreement, do not and will not, conflict with, or constitute a default under any indenture, mortgage, deed of trust or other agreement (oral or written) or instrument to which the Parties are now a party, or the articles, (and any amendments thereto) or bylaws of Parties, or any law, order, rule or regulations, injunction, or decree or any government agency or court, domestic or foreign, having jurisdiction over the Parties or their respective businesses or properties.

Entire Agreement. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Advisors to the Client and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to the Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any parties, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change the address by written notice in accordance with this Section. Notice delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

    If to:    Warren R. White
              3346 Ronald St.
              Deltona, FL 32738

              386 216-5248

    If to:    Curt Newcom
              4021 Brentwood Dr.
              Owensboro, KY  42301
              Fax:  270 689-0145

    If to:    Millenium Holding Group, Inc.
              Attn: Richard L. Ham, President/Treasurer
              12 Winding Road
              Henderson, Nevada 89052
              Fax: 702 492-7728